UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2006
Waste Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada	L7L 6Z8
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On July 5, 2006, Waste Services, Inc. announced that it had completed the acquisition of Sun Country Materials, LLC in Tampa, Florida. The purchase price paid for the company on closing consisted of $2.0 million in cash and $12.0 million by the issuance of 1,337,759 shares of restricted common stock of Waste Services, Inc., after giving effect to the one for three reverse stock split effective June 30, 2006. We had previously paid deposits aggregating $3.5 million. The number of shares issued was determined based upon the average closing price of a share of our common stock for the ten trading days preceding the closing date
The issuance of the common stock is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Act and the rules and regulations promulgated there under on the basis that it did not involve a public offering.
The press release is furnished as Exhibit 99.1.
Section 8 — Other Events
Item 8.01 Other Events
On June 30, 2006, we amended our Amended and Restated Certificate of Incorporation to combine shares of our common stock to effect a reverse stock split of one share of common stock for each three outstanding shares of our common stock. This amendment was approved by our stockholders on June 26, 2006.
The Certificate of Amendment is attached as Exhibit 3.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Waste Services, Inc. effective June 30, 2006.

3.2	Amended Certificate of Designations of Special Voting Preferred Stock of Waste Services, Inc. effective June 30, 2006.

3.3	Amendment to Provisions for Exchangeable Shares of Waste Services (CA) Inc. effective June 30, 2006.

99.1	July 5, 2006 Press Release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: July 5, 2006

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